ADMP 8-K

Exhibit 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Support Agreement”) is made and entered into as of February 24, 2023, by and between (i) each of the undersigned identified on the signature page hereof as a “Securityholder” (each, a “Securityholder”); (ii) DMK Pharmaceuticals Corporation, a New Jersey corporation (“DMK”); (iii) Adamis Pharmaceuticals Corporation, a Delaware corporation (“APC”); and (iv) Aardvark Merger Sub, Inc., a Delaware corporation (“Merger Sub,” and together with APC, “Adamis”).

BACKGROUND

A.          DMK, APC and Merger Sub have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the “Merger Agreement”), which provides for the merger of DMK with and into Merger Sub, a newly-created and wholly-owned subsidiary of APC, with Merger Sub as the surviving corporation (the “Merger”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

B.           Securityholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of DMK, as are indicated on Exhibit A to this Support Agreement. Securityholder may also receive in the future shares of Common Stock of DMK upon the exercise of outstanding options or warrants held by Securityholder, upon conversion or exchange of outstanding convertible promissory notes of DMK, or upon exercise or conversion of such other security of DMK which may be directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock of DMK.

C.           In consideration of the execution of the Merger Agreement by the parties thereto and to induce DMK and Adamis to enter into the Merger Agreement, Securityholder (solely in Securityholder’s capacity as such) desires to enter into this Agreement and vote the Shares (as defined below) and other such shares of capital stock of DMK over which Securityholder has voting power so as to facilitate consummation of the Merger.

AGREEMENT

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.            Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Support Agreement:

(a)           “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, or (ii) such date and time as the Merger has been consummated in accordance with the terms of the Merger Agreement.

(b)           Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Securityholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c)           “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

(d)           “Shares” shall mean: (i) all securities of DMK (including all shares of DMK Common Stock, and all shares of DMK Common Stock that are issuable upon exercise, conversion or exchange of outstanding options, warrants, convertible notes and other rights to acquire shares of DMK Common Stock) Owned by Securityholder as of the date of this Support Agreement or thereafter acquired by or issued to Securityholder; and (ii) all additional securities of DMK of which Securityholder acquires Ownership during the period from the date of this Support Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e)           “Transfer”. A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

2.            Transfer of Shares.

(a)           Transfer Restrictions. Securityholder agrees that, during the period from the date of this Support Agreement through the Expiration Date, Securityholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, notwithstanding the foregoing, Securityholder shall not be restricted from effecting a Transfer of any Shares to any member of Securityholder’s immediate family or to a revocable trust of which the transferor Securityholder is the trustee for the benefit of Securityholder and/or any member of Securityholder’s immediate family provided that (A) each such transferee shall be an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and have (i) executed a Support Agreement identical to this Agreement upon consummation of the Transfer and if requested by Adamis, a proxy in the form attached hereto as Exhibit B (with such modifications or in such other form as Adamis may reasonably request) and (ii) agreed in writing, for the benefit of Adamis, to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement and to execute all instruments that the Merger Agreement contemplates will be executed by the DMK stockholders, and (B) the aggregate number of shares (whether outstanding or underlying outstanding options and warrants or such other security which may be directly or indirectly convertible into or exercisable or exchangeable for shares of capital stock of DMK) that may be so Transferred by Securityholder may not exceed one percent (1%) of DMK’s outstanding Common Stock as of the date hereof. For purposes of this Agreement, “immediate family” means Securityholder’s spouse, parents, siblings, children or grandchildren.

(b)           Transfer of Voting Rights. Securityholder agrees that, during the period from the date of this Support Agreement through the Expiration Date, Securityholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Securityholder under this Support Agreement with respect to any of the Shares.

3.            Agreement to Vote Shares. At every meeting of the stockholders of DMK called (and at every adjournment thereof), and with respect to every requested action or approval by written consent of the stockholders of DMK, called or requested by DMK or its board of directors, to vote on matters with respect to the Merger, the Merger Agreement (and related plan of merger) and the other matters contemplated thereby, Securityholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(a)           in favor of approval of the Merger and the adoption and approval of the Merger Agreement and any related plan of merger, and in favor of each of the other actions contemplated by the Merger Agreement to be taken by DMK (including, without limitation, any amendments to the DMK Charter), any action requested to be taken in any DMK Information Statement distributed to DMK stockholders in connection with the Merger and the Merger Agreement, and any action required in furtherance thereof;

(b)           in favor of any matter recommended by the board of directors of DMK to the stockholders that could reasonably be expected to facilitate the Merger;

(c)           against approval of any proposal made in opposition to, or in competition or inconsistent with, consummation of the Merger or the transactions contemplated by the Merger Agreement (including, without limitation, any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of DMK in the Merger Agreement); and

(d)           in favor of waiving any notice that may have been or may be required relating to any reorganization of DMK or any subsidiary of DMK, any reclassification or recapitalization of the capital stock of DMK or any subsidiary of DMK, or any sale of assets, change of control, or acquisition of DMK or any subsidiary of DMK by any other person except for the transactions contemplated by the Merger Agreement, or any consolidation or merger of DMK or any subsidiary of DMK with or into any other person except pursuant to the Merger Agreement.

Securityholder further agrees that if a meeting of DMK stockholders is held, Securityholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Before the Expiration Date, the Securityholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.            Agreement Not to Exercise Appraisal Rights. Securityholder hereby irrevocably and unconditionally waives, and agrees not to exercise any rights to demand appraisal of any Shares which may arise with respect to the Merger or any related transaction.

5.            Directors and Officers. Notwithstanding any provision of this Support Agreement to the contrary, nothing in this Support Agreement shall limit or restrict Securityholder from acting in Securityholder’s capacity as a director or officer of DMK (it being understood that this Support Agreement shall apply to Securityholder solely in Securityholder’s capacity as a stockholder of DMK) or voting in Securityholder’s sole discretion on any matter other than those matters referred to in Section 3.

6.            Irrevocable Proxy. If requested by Adamis, (a) Securityholder agrees to deliver to Adamis a proxy in the form attached hereto as Exhibit B or such other similar form and substance as Adamis may reasonably request (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares, and (b) Securityholder shall cause to be delivered to Adamis, an additional proxy (in the form attached hereto as Exhibit B) executed on behalf of the record owner of any Shares that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Securityholder. Securityholder shall, at his, her or its own expense, perform such further acts and execute such further promises and other documents and instruments as may reasonably be required to vest in Adamis the power to carry out and give effect to the provisions of this Support Agreement.

7.            No Ownership Interest. Nothing contained in this Support Agreement shall be deemed to vest in Adamis any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Securityholder, and Adamis shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of DMK by virtue of this Support Agreement or exercise any power or authority to direct Securityholder in the voting of any of the Shares, except as otherwise provided herein.

8.            No Solicitation. Securityholder agrees that, during the period from the date of this Agreement through the Expiration Date, Securityholder shall comply with the provisions of Section 4.5 of the Merger Agreement as applicable to DMK and its stockholders, agents, officers, directors, employees and representatives.

9.            Representations and Warranties of the Securityholder. Securityholder represents and warrants to Adamis as follows:

(a)           Power; Binding Agreement. Securityholder has full power, authority and capacity to execute and deliver this Support Agreement and the Proxy, to perform Securityholder’s obligations hereunder and to consummate the transactions contemplated hereby and thereby. If Securityholder is a corporation or other entity, the execution, delivery and performance by Securityholder of this Support Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Securityholder and no other actions or proceedings on the part of Securityholder are necessary to authorize the execution and delivery by it of this Support Agreement and the consummation by it of the transactions contemplated hereby. This Support Agreement and the Proxy have been duly executed and delivered by Securityholder, and constitute valid and binding obligations of Securityholder, enforceable against Securityholder in accordance with their terms.

(b)           No Conflicts. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority (“Governmental Entity”) is necessary for the execution of this Support Agreement and Proxy by Securityholder and the consummation by Securityholder of the transactions contemplated by this Support Agreement and Proxy. None of the execution and delivery of this Support Agreement or Proxy by Securityholder, the consummation by Securityholder of the transactions contemplated by this Support Agreement and Proxy or compliance by Securityholder with any of the provisions of this Support Agreement and Proxy shall (i) if Securityholder is a corporation or other entity, conflict with or result in any breach of any organizational documents applicable to Securityholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Securityholder is a party or by which Securityholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Securityholder or any of Securityholder’s properties or assets.

(c)           Ownership of Shares. Securityholder (i) is the beneficial owner of the shares of DMK Common Stock and the options, convertible notes and warrants or such other security which may be directly or indirectly convertible into or exercisable or exchangeable for shares of capital stock of DMK indicated on Exhibit A hereto, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws or arising hereunder); and (ii) does not beneficially own any securities of DMK other than the shares of DMK Common Stock and options and warrants or such other security which may be directly or indirectly convertible into or exercisable or exchangeable for shares of capital stock of DMK indicated on Exhibit A hereto.

(d)           Voting Power. Securityholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement and Proxy, in each case with respect to all of Securityholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Support Agreement and, if executed by Securityholder, Proxy.

(e)           No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Support Agreement and, if executed by Securityholder, Proxy based upon arrangements made by or on behalf of Securityholder.

(f)            Reliance by Adamis. Securityholder understands and acknowledges that Adamis is entering into the Merger Agreement in reliance upon Securityholder’s execution and delivery of this Support Agreement and, if executed by Securityholder, Proxy.

10.          Certain Restrictions. Prior to the termination of this Support Agreement, Securityholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Securityholder contained herein untrue or incorrect.

11.          Disclosure. Securityholder agrees to permit DMK and Adamis to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission or any applicable state authority or agency, and any press release or other disclosure document that DMK or Adamis, in their sole discretion, determine to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Securityholder’s identity and ownership of Shares and the nature of Securityholder’s commitments, arrangements and understandings under this Support Agreement and, if executed by Securityholder, the Proxy.

12.          Consents and Waivers. Securityholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Securityholder is a party or pursuant to any rights the Securityholder may have.

13.          Legending of Shares. If so requested by Adamis, Securityholder agrees that the Shares shall bear a legend stating that they are subject to this Support Agreement and, if executed by Securityholder, the Proxy.

14.          Termination. This Support Agreement and, if executed by Securityholder, the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 14 shall relieve or otherwise limit any party of liability for breach of this Support Agreement.

15.          Miscellaneous.

(a)           Validity. The invalidity or unenforceability of any provision of this Support Agreement will not affect the validity or enforceability of the other provisions of this Support Agreement, which will remain in full force and effect. In the event any governmental entity of competent jurisdiction holds any provision of this Support Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Support Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

(b)           Binding Effect and Assignment. This Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Support Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

(c)           Amendments; Waiver. This Support Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)           Specific Performance; Injunctive Relief. The parties hereto acknowledge that Adamis shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Securityholder set forth herein or, if executed by Securityholder, in the Proxy. Securityholder agrees that, in the event of any breach or threatened breach by Securityholder of any covenant or agreement contained in this Agreement or in the Proxy, Adamis shall be entitled, in addition to any other remedies that may be available to Adamis upon any such breach or threatened breach, Adamis shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Adamis at law or in equity. Securityholder further agrees that Adamis shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section, and Securityholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(e)           Non-Exclusivity. The rights and remedies of Adamis under this Support Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Adamis under this Agreement, and the obligations and liabilities of Securityholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

(f)            Notices. All notices and other communications pursuant to this Support Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent by email or other electronic transmission, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Adamis:	Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130
Attention: Chief Executive Officer
	Telephone No.:	(858) 997-2400

If to Securityholder:

At the address for Securityholder that is set forth in the books and records of DMK

(g)           No Waiver. The failure or delay of any party to exercise any right, power or remedy provided under this Support Agreement or otherwise available in respect of this Support Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Support Agreement, and any custom or practice of the parties at variance with the terms of this Support Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. Neither Adamis or DMK shall be deemed to have waived any claim available to it arising out of this Support Agreement, or any power, right, privilege or remedy of Adamis or DMK under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Adamis or DMK (as the case may be); and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(h)           No Third Party Beneficiaries. This Support Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(i)            Governing Law. This Support Agreement and the Proxy shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

(j)            Submission to Jurisdiction. All actions and proceedings arising out of or relating to this Support Agreement or Proxy shall be heard and determined exclusively in any state or federal court located in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court located in Delaware, for the purpose of any action arising out of or relating to this Support Agreement or Proxy brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Support Agreement, the Proxy or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY. The Parties agree that service of process in any such action may be made in the manner provided for in this Agreement for delivery of notices.

(k)           Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Support Agreement and Proxy and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l)            Entire Agreement. This Support Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(m)          Severability. If any term or other provision of this Support Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Support Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closes to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall negotiate in good faith to modify this Support Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

(n)           Interpretation.

(i)             Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(ii)            The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(o)          Attorneys’ Fees. If any legal action or other legal proceeding relating to this Support Agreement or the enforcement of any provision of this Support Agreement is brought against Securityholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(p)          Expenses. All costs and expenses incurred in connection with this Support Agreement, the Proxy and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses.

(q)          Further Assurances. From time to time, at any other party’s request and without further consideration, Securityholder shall (at Securityholder’s sole expense) execute and deliver any additional documents and take any further lawful action as may be necessary or desirable, in the reasonable opinion of DMK, to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Support Agreement and to carry out the intent of this Support Agreement.

(r)           Counterparts. This Support Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Support Agreement to be duly executed on the day and year first above written.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ David J. Marguglio
Name:	David J. Marguglio
Title:	Chief Executive Officer

AARDVARK MERGER SUB, INC.

By:	/s/ David J. Marguglio
Name:	David J. Marguglio
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

DMK PHARMACEUTICALS CORPORATION

By:	/s/ Ebrahim Versi
Name:	Eboo Versi, M.D., Ph.D.
Title:	Chief Executive Officer

SECURITYHOLDER

VERSI GROUP, LLC

By:	/s/ Ebrahim Versi
Name:	Eboo Versi, M.D., Ph.D.
Title:	Manager

[Signature Page to Support Agreement]

EXHIBIT A

SHARES BENEFICIALLY OWNED

Securityholder	Number of Shares of Common Stock
Versi Group, LLC	37,949

Options, Convertible Notes or Other Securities

Stock Options

Option Holder	Number of Shares of Common Stock Underlying Stock Options
Ebrahim “Eboo” Versi	2,000

Convertible Notes

1.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated January 1, 2020 with a principal amount of $132,000.00, to be cancelled at closing.

2.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated January 1, 2021 with a principal amount of $680,000.00, to be cancelled at closing.

3.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated July 1, 2021 with a principal amount of $384,000.00, to be cancelled at closing.

4.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated October 1, 2022 with a principal amount of $615,000.00, to be cancelled at closing.

5.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated December 31, 2021, with a principal amount of $480,000.00, to be cancelled at closing.

6.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Eboo Versi (Holder), dated October 1, 2016 with a principal amount of $20,000.00.

7.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated March 1, 2018 with a principal amount of $20,000.00.

8.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated January 1, 2020 with a principal amount of $6,796.25.

9.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated October 1, 2020 with a principal amount of $10,000.00.

10.	Convertible Promissory Note between DMK Pharmaceuticals, Inc. and Ebrahim Versi (Holder), dated January 1, 2021 with a principal amount of $1,264.12.

11.	Convertible Promissory Note between Dina Pharma, Inc. and Ebrahim Versi (Holder), dated December 31, 2021 with a principal amount of $12,279.40, assigned to DMK.

12.	Convertible Promissory Note between Dina Pharma, Inc. and Ebrahim Versi (Holder), dated October 2, 2022 with a principal amount of $9,317.76, assigned to DMK.

EXHIBIT B

IRREVOCABLE PROXY

The undersigned stockholder (“Securityholder”) of DMK Pharmaceuticals Corporation, a New Jersey corporation (“DMK”), hereby irrevocably (to the fullest extent permitted by law) appoints David J. Marguglio and David C. Benedicto of Adamis Pharmaceuticals Corporation, a Delaware corporation (“APC”), and APC, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of DMK that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of DMK issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Proxy until after the Expiration Date (as defined in that certain Support Agreement of even date herewith by and among DMK, APC, and the undersigned stockholder, among others (the “Support Agreement”)).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Support Agreement, and is granted in consideration of DMK and APC entering into that certain Agreement and Plan of Reorganization date as of February 24, 2023 (the “Merger Agreement”), by and among DMK, APC and Aardvark Merger Sub, Inc., a wholly-owned subsidiary of APC (“Merger Sub”). The Merger Agreement provides for the acquisition by APC of DMK by means of DMK with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of DMK and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement (and any related plan of merger), and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger; (iii) against approval of any proposal made in opposition to, or in competition or inconsistent with, the consummation of the Merger or the transactions contemplated by the Merger Agreement (including, without limitation, any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of DMK in the Merger Agreement); and (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of DMK or any subsidiary of DMK, any reclassification or recapitalization of the capital stock of DMK or any subsidiary of DMK, or any sale of assets, change of control, or acquisition of DMK or any subsidiary of DMK by any other person, or any consolidation or Merger of DMK or any subsidiary of DMK with or into any other person.

1

The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of the Shares).

If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closes to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall negotiate in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

[Signature Page to Follow]

2

This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: February 24, 2023

VERSI GROUP, LLC

By:	/s/ Ebrahim Versi
Name:	Eboo Versi, M.D., Ph.D.
Title:	Manager

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